UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 23, 2015, Protalix BioTherapeutics, Inc. held a meeting with a Key Opinion Leader (KOL) and a select group of investors and analysts entitled “PRX-102 (prh a-Galactosidase-A) Novel Enzyme Replacement Therapy for the Treatment of Patients with Fabry Disease,” at which the KOL presented certain potential benefits of the treatment of Fabry patients with PRX-102 and other information and data relating to PRX-102 and Fabry disease. The meeting took place in New York City, NY. A copy of the slide presentation used at the meeting is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

All of the information furnished in Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Slide Presentation entitled “PRX-102 (prh a-Galactosidase-A) Novel Enzyme Replacement Therapy for the Treatment of Patients with Fabry Disease”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: November 23, 2015	By:	/s/ Yossi Maimon
	Name: Title:	Yossi Maimon Vice President and Chief Financial Officer

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